EXHIBIT 21.1

ENTITIES OF ADVANCED MEDICAL OPTICS, INC.

NAME OF SUBSIDIARY		PLACE OF INCORPORATION OR ORGANIZATION

1.	AMO Development, LLC	United States (Delaware)

2.	AMO Holdings, Inc.	United States (Delaware)

3.	AMO Manufacturing USA, LLC	United States (Delaware)

4.	AMO Nominee Holdings, LLC	United States (Delaware)

5.	AMO Sales and Service, Inc.	United States (Delaware)

6.	AMO Spain Holdings, LLC	United States (Delaware)

7.	AMO U.K. Holdings, LLC	United States (Delaware)

8.	AMO US Holdings, Inc.	United States (Delaware)

9.	AMO USA Sales Holdings, Inc.	United States (Delaware)

10.	AMO USA, LLC.	United States (Delaware)

11.	Integrated Surgical Solutions, LLC	United States (Delaware)

12.	Quest Vision Technology, Inc.	United States (California)

13.	AMO WaveFront Sciences, LLC.	United States (New Mexico)

14.	Advanced Medical Optics Australia Pty Ltd.	Australia

15.	AMO Belgium BVBA	Belgium

16.	AMO Canada Company	Canada

17.	AMO Global Holdings	Cayman Islands

18.	AMO Ireland	Cayman Islands

19.	AMO Puerto Rico Manufacturing, Inc.	Cayman Islands

20.	VISX	Cayman Islands

21.	AMO (Hangzhou) Co., Ltd.	China

22.	AMO (Shanghai) Medical Devices Trading Co., Ltd.	China

23.	AMO Denmark ApS	Denmark

24.	AMO France SAS	France

25.	AMO Germany GmbH	Germany

26.	AMO Asia Limited	Hong Kong

27.	Advanced Medical Optics India Private Limited	India

28.	Allergan Trading International Limited	Ireland

29.	AMO Ireland Export Ltd.	Ireland

30.	AMO International Holdings	Ireland

31.	AMO Ireland Finance	Ireland

32.	AMO Regional Holdings	Ireland (Non Resident)

33.	AMO Italy SrL	Italy

34.	AMO Japan KK	Japan

35.	AMO Malta Limited	Malta

36.	AMO Netherlands BV	Netherlands

37.	AMO Groningen B.V.	Netherlands

38.	Advanced Medical Optics Norway ASA	Norway

39.	AMO Singapore Pte. Ltd.	Singapore

40.	Advanced Medical Optics Spain S.L.	Spain

41.	AMO Manufacturing Spain, S.L.	Spain

42.	Advanced Medical Optics Norden AB	Sweden

43.	Advanced Medical Optics Uppsala AB	Sweden

44.	AMO Switzerland GmbH	Switzerland

45.	AMO United Kingdom, Ltd.	United Kingdom